FOR IMMEDIATE RELEASE
Nicole Culbertson
(650) 849-1649

Essex Announces 2006 Fourth Quarter and Annual Earnings Results
Net Operating Income Increases 10.1% Percent For The Fourth Quarter

Palo Alto, California—February 7, 2007—Essex Property Trust, Inc. (NYSE:ESS), announces its fourth quarter and annual operating results for the quarter and year ended December 31, 2006.

Funds From Operations (FFO) for the quarter ended December 31, 2006, totaled $31.6 million, or $1.19 per diluted share, an increase of 21.5% compared to $25.1 million, or $0.98 per diluted share for the quarter ended December 31, 2005. For the year ended December 31, 2006, FFO totaled $130.5 million, or $5.01 per diluted share, an increase of 11.9% compared to $115.1 million, or $4.48 per diluted share for the year ended December 31, 2005.

Net income available to common stockholders for the quarter ended December 31, 2006, totaled $15.1 million, or $0.63 per diluted share compared to $4.7 million, or $0.20 per diluted share for the quarter ended December 31, 2005. For the year ended December 31, 2006, net income available to common stockholders totaled $57.6 million, or $2.45 per diluted share, compared to $77.8 million or $3.32 per diluted share for the year ended December 31, 2005.

"Our fourth quarter and year-end results reflect the superior performance we saw across all of our supply-constrained markets,” said Keith Guericke, President and Chief Executive Officer. Both the Seattle Metro and Northern California regions continue to outperform our high expectations, where annual same-property NOI grew 10 percent and 9 percent, respectively, compared to a year ago. Mr. Guericke continued, “Looking forward, we expect to see continued strength in our markets where rents are steadily increasing, yet still at historical lows compared to the alternative cost of homeownership.”

Same-Property Operations
Same-property operating results exclude properties that do not have comparable results. The table below illustrates the percentage change in same-property revenues, operating expenses, and net operating income (“NOI”) for the quarter and year ended December 31, 2006, compared to the quarter and year ended December 31, 2005:

	Quarter ended 12/31/06			Year Ended 12/31/06			2006 Original Guidance
	Rev.	Ops. Exp.	NOI	Rev.	Ops. Exp.	NOI	Rev.	Ops. Exp.	NOI
Southern California	6.4%	1.9%	8.5%	5.8%	3.5%	7.0%	3.9%	3.0%	4.3%
Northern California	8.9%	6.5%	10.1%	8.4%	7.2%	9.0%	4.3%	5.7%	3.6%
Seattle Metro	11.7%	5.5%	15.5%	9.2%	8.0%	10.0%	3.9%	4.9%	3.3%
Same-Property Avg.	7.7%	3.2%	10.1%	6.9%	4.9%	8.0%	4.0%	3.9%	4.0%

Sequential percentage changes in same-property revenues, expenses, and NOI for the quarter ended December 31, 2006 versus the quarter ended September 30, 2006 are as follows:

	Q4 2006 compared to Q3 2006
	Revenues	Expenses	NOI
Southern California	1.60%	-0.70%	2.70%
Northern California	-0.20%	8.70%	-4.40%
Seattle Metro	1.50%	-5.30%	5.70%
Same-Property Average	1.30%	-0.30%	2.00%

Same-property financial occupancies for the quarters ended are as follows:

	12/31/06	09/30/06	12/31/05
Southern California	96.3%	96.8%	97.1%
Northern California	94.8%	97.3%	96.8%
Seattle Metro	96.0%	97.1%	96.0%
Same Property Average	95.9%	96.8%	96.8%

The Company’s FFO, excluding non-recurring items, increased 11.0% or $4.1 million for the quarter ended December 31, 2006 compared to the prior year quarter. A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package. The following non-recurring items impacted the Company’s fourth quarter results for 2006 and 2005:

▪	Promote income from Essex Apartment Value Fund I increased FFO in the amount of approximately $.2 million and approximately $1.0 million during fourth quarter of 2006 and 2005, respectively.

▪	In 2006, incremental gains related to the sale of condominium units at Peregrine Point generated FFO of approximately $.4 million.

▪
In 2005, the Company recorded an impairment loss in the amount of $1.3 million resulting from the write-down of a property in Houston, Texas, and pre-payment penalties and write-off of deferred charges totaling approximately $1.6 million related to early termination of various mortgage notes payable.

Acquisitions/Dispositions
In December, the company acquired Camino Ruiz Square apartments, a 160-unit community located in Camarillo, California for approximately $32.9 million.

In December, the Company sold Emerald Palms apartments, a 152-unit garden-style community located in San Diego for approximately $20.5 million, for a gain of approximately $6.7 million.

The Company sold 17 condominium units at Peregrine Point during the fourth quarter of 2006, and the 21 remaining units are expected to be sold in the first four months of 2007.

City Heights apartments, a 687-unit community located in Los Angeles is classified as held for sale as of December 31, 2006, and is expected to be sold to a third party for a gain in the first quarter of 2007.

Development Activites
The Company’s development efforts continued to progress during the fourth quarter of 2006 with three projects currently under construction and two projects starting construction in the first half of 2007. Exceeding its construction goal of $200 million for the year, and increasing the development pipeline to $900 million, the Company’s development program is well positioned for growth in 2007. The development team has expanded with the hiring of two Development Managers for the Northern California and Southern California regions.

During the fourth quarter of 2006, the Company completed the subterranean garage and started framing at Northwest Gateway, a 275-unit community located in downtown Los Angeles, California. Initial leasing activity is scheduled for February 2008.

Construction commenced at 100 Grand, a 238-unit community located near Lake Merritt in Oakland, California. Completion of the 22-story high-rise is anticipated for December 2008.

In January 2007, the Company purchased 14.2 acres improved with four commercial buildings consisting of 262,000 net rentable square feet located in San Jose, California. The buildings are subject to a two-year lease with two, six-month lease option extensions with the previous owner. The City of San Jose has approved a General Plan Amendment to accommodate a multi-family housing development with density ranging from 55 to 90 units per acre. The Company will continue to pursue the design and entitlement process during the leaseback period.

Additional information pertaining to the geographic locations as well as ownership interests in these projects can be found on page S-9 in the Company’s Supplemental Financial Information package.

Essex Apartment Value Fund II, L.P.
Essex and several institutional partners formed the Essex Apartment Value Fund II, L.P. (“Fund II”) to broaden the Company’s capital alternatives. The Company’s co-investment activities enhance its financial flexibility by providing an alternative source of capital to fund new acquisition and development transactions. Fund II is fully invested and closed for any future acquisitions or development.

During the fourth quarter, Fund II acquired a 3.1 acre parcel of land located in Chatsworth, California. Construction of a 119-unit apartment community on the site is expected to commence in June of 2007 for a total estimated cost of approximately $39.4 million.

Construction continued on schedule for Lake Union, a 127-unit community located in Seattle, Washington. Initial leasing activity is scheduled for January 2008.

Redevelopment Activities
The Company defines redevelopment communities as existing properties owned or recently acquired, which have been targeted for additional investment by the Company with the expectation of increased financial returns through property improvement. During redevelopment, apartment units may not be available for rent and, as a result, may have less than stabilized operations. As of December 31, 2006, the Company had ownership interests in 12 redevelopment communities aggregating 3,648 apartment units with estimated redevelopment costs of $90.2 million, of which approximately $51.2 million remains to be expended. These amounts exclude redevelopment projects owned by Fund II.

In the final stages of redevelopment, Mira Monte Apartments (formerly known as Mira Woods), a 355-unit apartment community was recognized by the San Diego County Apartment Association (SDCAA) for its redevelopment initiatives, being named the “2006 Repositioned Property of the Year.” Tom Flitsch, Vice President of Redevelopment commented, “We are very pleased with this award as it is truly a testament to our redevelopment team and their hard work and dedication.” He continued, “The redevelopment of Mira Monte Apartments afforded Essex the chance to reposition the property within the surrounding community thereby enhancing the quality of life for residents and providing an attractive return to the Company.”

Another redevelopment success story is Palisades, a 192-unit community in Bellevue, Washington. This community is near completion of its redevelopment with estimated total costs of $6.6 million. Commenting on the redevelopment, Tom Flitsch said, “Palisades is a terrific example of Essex’s redevelopment strategy. We took an outdated property in a B+ location and substantially upgraded the exterior and the leasing facility. In addition we created a coordinated and contemporary apartment living space that includes new entry doors, cabinets, appliances, countertops, fixtures, and furnishings. Since commencing the redevelopment effort at Palisades, rental rates have increased between 35 and 55 percent.”

Extensive exterior renovation was substantially completed during the fourth quarter at Summerhill Commons, a 184-unit garden style community located in Newark, California. The redevelopment of Summerhill Commons will establish the property among the finest apartment communities in the local submarket. The $4.3 million phase I of the renovation focuses on the property exterior conditions and finishes, including siding replacement, upgraded leasing office, new amenities, and vehicular access gates. This work is expected to be substantially completed during the second quarter of 2007.

Liquidity and Balance Sheet
During the fourth quarter of 2006, the Company issued and sold approximately 173,100 shares of common stock for $21.0 million, net of fees and commissions. The Company used the net proceeds from the offering to pay down outstanding borrowings under the Company’s lines of credit, to fund the development pipeline and for general corporate purposes.

During the fourth quarter of 2006, the Company entered into a ten-year forward-starting interest rate swap for a notional amount of $50 million and a settlement date in the second quarter of 2011. As of December 31, 2006, the Company’s ten-year forward-starting interest rate swaps totaled $450 million with rates ranging from 4.9% to 5.9% and settlement dates from July 2007 through April 2011.

Conference Call with Management
The Company will host an earnings conference call with management on Thursday, February 8, 2007, at
9:00 a.m. PST - 12:00 p.m. EST, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 510-0219 and entering the passcode 62174650.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the fourth quarter earnings link. To access the replay digitally, dial (888) 286-8010 using the passcode, 36347426. If you are unable to access the information via the Company’s Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Company Profile
Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (NYSE:ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties located in highly desirable, supply-constrained markets. Essex currently has ownership interests in 130 apartment communities (27,553 units), and has 908 units in various stages of development.

This press release and accompanying supplemental financial information will be filed electronically on Form
8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

Funds from Operations
Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of Funds from Operations to all periods presented, however, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Funds from operations
Net income available to common stockholders	$15,060	$4,725	$57,603	$77,763
Adjustments:
Depreciation and amortization	21,602	20,033	83,034	80,126
Gain not included in FFO (1)	(7,090)	(1,032)	(19,666)	(52,335)
Minority interests and co-investments(2)	2,023	1,322	9,547	9,536
Funds from operations	$31,595	$25,048	$130,518	$115,090

(1)	Amount includes gain equivalent to accumulated depreciation on Peregrine Point condominium sales.
(2)
Amount includes the following: (i) minority interest related to Operating Partnership units, (ii) depreciation addback for Fund II assets and minority interests and (iii) joint venture NOI not recognized for GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements, trends in apartment fundamentals, trends in occupancy and rental rates, anticipated timing and costs of the completion and stabilization of property developments and redevelopments, the Company’s projected development projects in 2007, potential sales of our properties, and future construction costs. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our Report on Form 10-K for the year ended December 31, 2005.

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